SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2015

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23‑2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective October 14, 2015, David M. DeMedio resigned as Chief Services Officer of USA Technologies, Inc. (the “Company”).

(e) On October 19, 2015, the Company and Mr. DeMedio entered into a Separation Agreement and Release (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. DeMedio resigned as Chief Services Officer of the Company, effective October 14, 2015. The Separation Agreement states that the Company shall provide Mr. DeMedio with (i) an amount of $270,000, which is payable in twenty-six equal consecutive payments of $10,384.62 on a bi-weekly basis; (ii) an amount of $67,500, which is payable in four equal quarterly payments of $16,875; (iii) a lump sum payment of the amount attributable to Mr. DeMedio’s unused paid time off; (iv) group medical and dental insurance coverage for one year to Mr. DeMedio and his eligible dependents at no cost to Mr. DeMedio other than the employee contribution; (v) 28,659 shares of common stock which were previously awarded to Mr. DeMedio, and which had not vested as of the date of his resignation; and (vi) 60,000 non-qualified stock options, exercisable at $1.80 per share, which were previously awarded to Mr. DeMedio, and which had not vested as of the date of his resignation.

The Separation Agreement provides that, in consideration of the payments described above, Mr. DeMedio shall cooperate with, and provide consulting services to, the Company with respect to, among other things, transition and succession matters and requests for information about the business of the Company. During the first year following the date of the Separation Agreement, Mr. DeMedio has agreed to provide consulting services of up to 10 hours per week, with the aggregate number of hours not exceeding 250 hours.

The Separation Agreement provides that the confidentiality and restrictive covenant provisions of Mr. DeMedio’s employment agreement, as amended, shall remain in full force and effect in accordance with their terms. Mr. DeMedio has released the Company and certain other parties from and against any and all claims he may have.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits

Exhibit 10.1	Separation Agreement and Release between the Company and David M. DeMedio, dated October 19, 2015

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: October 20, 2015	By:	/s/Stephen P. Herbert
Stephen P. Herbert,
Chairman and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

10.1	Separation Agreement and Release between the Company and David M. DeMedio, dated October 19, 2015

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